UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Clarification of Class Action Settlement Notice of July 16, 2018

The company would like to clarify that the announcement by The Rosen Law Firm, P.A., dated July 16, 2018, was an update regarding the settlement process for the previously filed and settled lawsuit. The announcement was not notice of a new action against AMMA.

Pursuant to the order of the United States District Court for the District of New Jersey (the “Court”), the Court will hold a hearing on October 15, 2018 (the “Settlement Hearing”) for the purpose of determining:  (1) whether the proposed settlement consisting of the sum of $1,550,000 (the “Settlement”), which was preliminarily approved by the Court on June 28, 2018, should be finally approved by the Court as fair, reasonable, and adequate; (2) whether the proposed plan to distribute the settlement proceeds is fair, reasonable, and adequate; (3) whether the application for an award of attorneys’ fees of up to $516,666.66, or one-third (33 ⅓%) of the Settlement Amount, reimbursement of litigation expenses of no more than $25,000, and an award to the Lead Plaintiffs not to exceed $15,000, should be approved; and (4) whether the class action should be dismissed with prejudice.

This order of the Court pertains to the previously filed action; no new action has been filed against the Company.

The Company believes that the Settlement and related matters will be finally approved by the Court at the Settlement Hearing.

The Company believes that the full amount of the Settlement, plus related costs and expenses, will be paid for by the Company’s directors and officer’s liability insurance policy, subject to the applicable policy deductible of $250,000 and by the Company’s underwriter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

	By:	/s/ John Price
John Price
Co-President, Chief Financial Officer

Dated: July 19, 2018